Exhibit 99.1

	Contacts:	Susser Holdings Corporation
Mary Sullivan, Chief Financial Officer
(361) 693-3743, msullivan@susser.com
FOR IMMEDIATE RELEASE
DRG&L
Ken Dennard, Managing Partner
(713) 529-6600, ksdennard@drg-l.com
Anne Pearson, Senior Vice President
(210) 408-6321, apearson@drg-l.com

Susser Holdings Updates Investor Presentation

CORPUS CHRISTI, Texas, September 15, 2011 – Susser Holdings Corporation (NASDAQ: SUSS) today posted to its website a new investor presentation that will be discussed during a Company-sponsored field trip and analyst meeting to be held later today in Houston. The newest presentation is available in the Investor Relations section of Susser’s website under Events and Presentations.

Corpus Christi, Texas-based Susser Holdings Corporation is a third-generation family led business that operates 535 convenience stores in Texas, New Mexico and Oklahoma under the Stripes® banner. Restaurant service is available in more than 320 of its stores, primarily under the proprietary Laredo Taco Company® brand. The Company also supplies branded motor fuel to more than 435 independent dealers through its wholesale fuel division.

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SUSS-IR